UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2024

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630)-954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 30, 2024, Portillo’s Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the departure of Derrick Pratt from his role as the Company’s Chief Operating Officer, effective June 30, 2024. This amendment is being filed to amend the Original 8-K to include an updated description of the Separation Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2024, the Company announced that Derrick Pratt will depart from his role as the Company’s Chief Operating Officer, effective June 30, 2024. On July 17, 2024, the Company and Mr. Pratt entered into a Separation Agreement, which includes a general release of claims and which references customary protective covenants in favor of the Company to which Mr. Pratt is bound, including certain confidentiality, employee and customer non-solicitation, and non-disparagement provisions, and an agreement to cooperate and assist with claims. The benefits described below are conditioned on Mr. Pratt not revoking the Separation Agreement, which he is entitled to do for seven days after he signed the Separation Agreement.

Mr. Pratt’s departure from the Company is treated as a qualifying termination entitling him to certain benefits under the Company’s Senior Executive Severance Plan (the “SESP”). The Company and Mr. Pratt have agreed to adjust the cash severance that will be paid to Mr. Pratt under the SESP. The Separation Agreement provides for compensation to be paid to Mr. Pratt consistent with the terms and conditions of the SESP (other than for the amount of the cash payment referenced above, which is described in the following clause (a)), as follows: (a) an amount in cash equal to six (6) months’ of Mr. Pratt’s Annual Base Salary, which shall be payable in substantially equal installments over a six-month period in accordance with the Company’s normal payroll practices; (b) any prorated 2024 Annual Bonus, payable in a lump sum in cash on the date on which the Company pays out the applicable Annual Bonus; (c) if Mr. Pratt timely elects COBRA coverage, reimbursement for the cost of health insurance continuation coverage under COBRA in excess of the cost that employees are otherwise required to pay for health insurance benefits under the plan until the earlier of (i) the end of the COBRA Period and (ii) the date on which Mr. Pratt obtains comparable alternative insurance coverage; and (d) outplacement services for up to 12 months from the Termination Date, up to a maximum value of $25,000.

In addition, the Separation Agreement provides for Mr. Pratt’s 24,334 pre-IPO nonqualified stock options (“pre-IPO Options”), and his 20,834 Restricted Stock Units (“RSUs”), both of which are scheduled to vest later in 2024, to vest effective as of June 30, 2024. The pre-IPO Options will remain exercisable through the 10th anniversary of the original grant date of September 14, 2020. Any other equity grants will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: July 23, 2024	By:	/s/ Michelle Hook
Michelle Hook
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)